Exhibit (s)(1)

POWER OF ATTORNEY

Each of the undersigned Directors do constitute and appoint each of Dana DeVivo, James Giallanza and Margaret Mo as his or her true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940, as amended, of Cohen & Steers Infrastructure Fund, Inc. (the “Fund”), including all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Directors themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Directors have executed this Power of Attorney as of the day of 28th July, 2021.

Signatures	Title

/s/ Robert H. Steers	Chairman and Director
Robert H. Steers

/s/ Michael G. Clark	Director
Michael G. Clark

/s/ George Grossman	Director
George Grossman

/s/ Joseph M. Harvey	Director
Joseph M. Harvey

/s/ Dean A. Junkans	Director
Dean A. Junkans

/s/ Gerald J. Maginnis	Director
Gerald J. Maginnis

/s/ Jane F. Magpiong	Director
Jane F. Magpiong

/s/ Daphne L. Richards	Director
Daphne L. Richards

/s/ Ramon Rogers-Windsor	Director
Ramona Rogers-Windsor

/s/ C. Edward Ward, Jr.	Director
C. Edward Ward, Jr.